Exhibit 99.1

Southern Company, Kinder Morgan enter Southern Natural Gas pipeline strategic venture

Agreement strengthens relationship between Kinder Morgan and recently expanded Southern Company; Positions both companies for long-term growth

HOUSTON, TX - July 10, 2016 - Southern Company (NYSE: SO) and Kinder Morgan, Inc. (NYSE: KMI) today announced a natural gas pipeline venture designed to advance both companies' leadership in energy infrastructure development through Southern Company’s acquisition of a 50 percent equity interest in the Southern Natural Gas (SNG) pipeline system. Kinder Morgan will continue to operate the system. In addition, the agreement commits the companies to cooperatively pursue specific growth opportunities to develop natural gas infrastructure for the strategic venture.

SNG is a 7,600-mile pipeline system connecting natural gas supply basins in Texas, Louisiana, Mississippi, Alabama and the Gulf of Mexico to markets in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and Tennessee. SNG is a principal transporter of natural gas to Alabama, Georgia and South Carolina, which are part of one of the fastest-growing natural gas demand regions in the United States.

Southern Company, one of the nation’s largest natural gas consumers and distributors, and Kinder Morgan, a recognized leader in natural gas pipeline development and operations, will work together to advance both companies’ efforts to develop infrastructure important to America’s energy future.

“This transaction is consistent with the infrastructure development strategy we have discussed for well over a year. The company’s strategic venture with Kinder Morgan, combined with our recent additions, AGL Resources and PowerSecure, underscore Southern Company’s leadership position in electricity and natural gas and our commitment to developing America’s energy infrastructure,” said Southern Company Chairman, President and CEO Thomas A. Fanning. “Our new ownership stake in SNG will position Southern Company for future growth opportunities and enhanced access to natural gas, which are expected to benefit customers and investors alike.”

“Southern Company has been a valued customer of SNG for many years and this agreement draws on the strengths of both companies,” said Norman G. Holmes, president of Kinder Morgan South Region Pipelines. “We are very pleased to deepen our relationship with them and excited about the growth opportunities this strategic relationship will provide.”

Steve Kean, Kinder Morgan president and chief executive officer, added, “We plan to use all of the proceeds from this transaction to reduce debt at KMI. This is another step towards achieving our stated goals of strengthening our balance sheet and positioning the company for long-term value creation.”

Inclusive of existing SNG debt, the transaction equates to an SNG total enterprise value of approximately $4.15 billion which implies a value of $1.47 billion for Southern Company’s 50 percent share of the equity interest. Southern Company expects to finance the initial purchase, as well as any related future growth opportunities in a credit-supportive manner.

The transaction is subject to the notification and clearance and reporting requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The companies expect to complete the transaction in the third quarter or early in the fourth quarter of 2016.

Jones Day, Gibson Dunn & Crutcher LLP, Troutman Sanders LLP and Balch & Bingham LLP are serving as legal counsel to Southern Company, and Bracewell LLP and Weil, Gotshal & Manges LLP are serving as legal counsel to Kinder Morgan.

About Kinder Morgan

Kinder Morgan, Inc. (NYSE: KMI) is the largest energy infrastructure company in North America. It owns an interest in or operates approximately 84,000 miles of pipelines and approximately 180 terminals. The company’s pipelines transport natural gas, gasoline, crude oil, CO2 and other products, and its terminals store petroleum products and chemicals, and handle bulk materials like coal and petroleum coke. For more information please visit www.kindermorgan.com.

About Southern Company

Southern Company (NYSE: SO) is America's premier energy company, with 44,000 megawatts of generating capacity and 1,500 billion cubic feet of combined natural gas consumption and throughput volume serving 9 million electric and gas utility customers through its subsidiaries. The company provides clean, safe, reliable and affordable energy through electric utilities in four states, natural gas distribution utilities in seven states, a competitive generation company serving wholesale customers across America and a nationally recognized provider of customized energy solutions, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and affordable prices that are below the national average. Through an industry-leading commitment to innovation, Southern Company and its subsidiaries are inventing America's energy future by developing the full portfolio of energy resources, including carbon-free nuclear, 21st century coal, natural gas, renewables and energy efficiency, and creating new products and services for the benefit of customers. Southern Company has been named by the U.S. Department of Defense and G.I. Jobs magazine as a top military employer, recognized among the Top 50 Companies for Diversity by DiversityInc, listed by Black Enterprise magazine as one of the 40 Best Companies for Diversity and designated a Top Employer for Hispanics by Hispanic Network. The company has earned a National Award of Nuclear Science and History from the National Atomic Museum Foundation for its leadership and commitment to nuclear development and is continually ranked among the top utilities in Fortune's annual World's Most Admired Electric and Gas Utility rankings. Visit our website at www.southerncompany.com.

Cautionary Statements Regarding Forward-Looking Information

This release contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected benefits of the transaction, including future growth opportunities, financing plans for the transaction and the expected timing of the completion of the transaction. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue”, “opportunity” and the negative or plural of these words and other comparable terminology. Although Southern Company and Kinder Morgan believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals); the possibility that long-term financing for the transaction may not be put in place prior to the closing; the risk that a condition to closing of the transaction may not be satisfied; the possibility that the anticipated benefits from the transaction cannot be fully realized 4 or may take longer to realize than expected; the diversion of management time on transaction-related issues; the impact of legislative, regulatory and competitive changes; and other risk factors relating to the energy industry, as detailed from time to time in each of Southern Company’s and Kinder Morgan’s reports filed with the Securities and Exchange Commission. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A. in Southern Company’s and Kinder Morgan’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2015. The foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to Southern Company, Kinder Morgan or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this release. Neither Southern Company nor Kinder Morgan undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.

Kinder Morgan Contacts

Media Relations
Richard Wheatley
(713) 420-6828
Richard_wheatley@kindermorgan.com www.kindermorgan.com

Investor Relations
(713) 369-9490
km_ir@kindermorgan.com

Southern Company Contacts

Media Relations
(404) 506-5333 or (866) 506-5333
www.southerncompany.com

Investor Relations
Aaron Abramovitz
(404) 506-0780
apabramo@southernco.com

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